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                                                              Exhibit 10 (j) (5)
                               AMENDMENTS TO THE
                        ALCOA DEFERRED COMPENSATION PLAN

Pursuant to Article 10 of the Plan, the Plan is amended as follows:

1. The definition of "Eligible Employee" is deleted in its entirety and replaced with the following:

     "Eligible Employee" means any employee who is a member of the group of select management and highly compensated employees, who on or after June 1, 1990 is actively at work for the Company, a Subsidiary or Affiliate, has a job grade of 19 or higher, as determined by the Company, is not in a collective bargaining unit, and (a) who is eligible for participation in the Savings Plan, or (b) who on or after January 1, 1999 is eligible to participate in the Alumax Inc. Thrift Plan for Salaried Employees and is named as an Eligible Employee by the Executive Vice President - Human Resources, as provided on Schedule A hereto, or (c) who on or after May 3, 2000 is a Reynolds Metals Company employee and is eligible for Incentive Compensation. Such Alumax eligible employees will be eligible to make Salary Reduction Credits and/or Incentive Compensation Deferral Credits, in accordance with this plan, as provided on Schedule A.

2. Effective January 1, 2000, Section 3.5 is amended by adding the following to the end thereof:

     Payments in 2001 under the Performance Enhancement Reward Program will be treated as "special payments" under this plan.

3. Sections 5.1(a), 7(b)(ii), 7(c)(i) and (ii) are amended by replacing "10%," wherever it appears with "1%."

4. Sections 7(c)(i) and 8.1 are amended by replacing "5," wherever it appears with "3."

5.   Section 8.1 is amended by adding the following sentence to the end thereof:

     Effective September 1, 2000, any transfer of employment to a subsidiary or affiliate in which the Company and/or any one or more Subsidiaries have at least a 20% ownership interest will not be considered a termination in Continuous Service for purposes of this Article VIII - Distributions.

6. The second and third sentences of Section 8.3 are deleted in their entirety and replaced with the following:

     A Participant's election to receive installments must be made at least 6 months prior to his or her retirement date. The Participant's election to receive either a lump sum or annual installments shall become irrevocable 6 months prior to the
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     Participant's retirement date, or at such other time as
     may be approved by the Committee.

7.  In all other respects the Plan is hereby ratified and confirmed.